UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 30, 2005


                                    Digicorp
             (Exact name of registrant as specified in its charter)


           Utah                      000-33067                  87-0398271
(State or Other Jurisdiction      (Commission File           (I.R.S. Employer
     of Incorporation)                Number)             Identification Number)


              100 Wilshire Blvd., Ste. 1500, Santa Monica, CA 90401
               (Address of principal executive offices) (zip code)


                                 (310) 752-1477
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities

      On July 20, 2005, Digicorp (the "Company") granted Milton "Todd" Ault, III, as the Company's Chairman and Chief Executive Officer, options to purchase 2,000,000 shares of the Company's common stock with an exercise price of $0.25 per share. As initially granted, these stock options would vest quarterly over two years, with the first 250,000 options to vest September 30, 2005. On September 30, 2005, the Company accelerated the vesting of such options such that options to purchase 475,000 shares of the Company's common stock vested immediately. Further, such 475,000 options will be exercisable by Mr. Ault for a period of 18 months from the date of closing of the proposed acquisition of all of the issued and outstanding shares of capital stock of Rebel Crew Films, Inc., a California corporation, as described under Item 8.01 below. The remaining options to purchase 1,525,000 shares of the Company's common stock, to the extent not vested in accordance with the initial grant, will be cancelled upon completing the acquisition of Rebel Crew Films, Inc.

      On September 30, 2005, the Company granted Jay Rifkin, as interim President of the Company (See Item 5.02 below), options to purchase 4,400,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options will vest annually over a period of three years from the date of closing of the proposed acquisition of all of the issued and outstanding shares of capital stock of Rebel Crew Films, Inc. If the acquisition of Rebel Crew Films, Inc. is not completed, such options will be cancelled.

      On September 30, 2005, the Company granted Cesar Chatel, as President of Rebel Crew Films, Inc., options to purchase 800,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options will vest annually over a period of three years from the date of closing of the proposed acquisition of all of the issued and outstanding shares of capital stock of Rebel Crew Films, Inc. If the acquisition of Rebel Crew Films, Inc. is not completed, such options will be cancelled.

      On September 30, 2005, the Company granted Oscar Carreno, as Director of Sales of Rebel Crew Films, Inc., options to purchase 150,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options will vest annually over a period of four years from the date of closing of the acquisition of all of the issued and outstanding shares of capital stock of Rebel Crew Films, Inc. If the acquisition of Rebel Crew Films, Inc. is not completed, such options will be cancelled.

      On September 30, 2005, the Company granted Ian Monsod, as Manager of Operations of Rebel Crew Films, Inc., options to purchase 125,000 shares of the Company's common stock with an exercise price of $0.85 per share, which stock options will vest annually over a period of four years from the date of closing of the acquisition of all of the issued and outstanding shares of capital stock of Rebel Crew Films, Inc. If the acquisition of Rebel Crew Films, Inc. is not completed, such options will be cancelled.

      All of the above option grants were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Interim President

      Effective September 30, 2005, the Board of Directors of the Company appointed Jay Rifkin interim President of the Company. From 2004 to Present, Mr. Rifkin has been the sole Managing Member of Rebel Holdings, LLC, through which he is also the majority shareholder of Rebel Crew Films, Inc. In 1995, Mr. Rifkin founded Mojo Music, Inc., a music publishing company, and he has been President of Mojo Music, Inc. since it was founded. Mr. Rifkin is Chairman and a founder of Media Revolution, a marketing agency founded in 1977 that has executed marketing campaigns for major Hollywood studios. Mr. Rifkin has served as Producer and Executive Producer on various motion pictures with his most recent production "Waiting" (Lion's Gate) to be released on October 7, 2005. Mr. Rifkin is also a music producer, engineer and songwriter. Mr. Rifkin received a Grammy Award for Best Children's Album and an American Music Award for Favorite Pop/Rock Album for his work on Disney's "The Lion King," and received a Tony nomination for "The Lion King" on Broadway. From 1988 to 2004, Mr. Rifkin, through Mojo Music, Inc., served as a Managing Member of Media Ventures, LLC, an


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entertainment cooperative founded by Mr. Rifkin and composer Hans Zimmer. In
1995, Mr. Rifkin founded Mojo Records, LLC, which in 1996 became a joint venture with Universal Records, and was subsequently sold to Zomba/BMG Records in 2001.

      Except as described under Item 8.01 below, there has been no transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Mr. Rifkin had or is to have a direct or indirect material interest. There are no family relationships between Mr. Rifkin and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. The Company does not currently have an employment agreement in effect for the employment of Mr. Rifkin.

Resignation of Chairman and Chief Executive Officer

      Effective September 30, 2005, Milton "Todd" Ault, III, resigned from the positions of Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Ault no longer holds any executive officer or director position with the Company.

      Also effective September 30, 2005, William B. Horne was appointed to replace Mr. Ault as Chief Executive Officer and Chairman of the Board of Directors of the Company.

      Mr. Horne has been the Company's Chief Financial Officer and a director of the Company since July 20, 2005. Since July 5, 2005, Mr. Horne has been Chief Financial Officer of Patient Safety Technologies, Inc., a Delaware corporation whose common stock is traded on the American Stock Exchange, and its subsidiaries. From May 2002 to April 2005, Mr. Horne held the position of Chief Financial Officer of Alaska Wireless Communications, a privately held advanced cellular communications company. Since January 2002, Mr. Horne has also provided strategic financial consulting services to both private and public companies. From November 1996 to December 2001, Mr. Horne held the position of Chief Financial Officer of The Phoenix Partners, a venture capital limited partnership located in Seattle, Washington.

      There has been no transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Mr. Horne had or is to have a direct or indirect material interest. There are no family relationships between Mr. Horne and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. The Company does not currently have an employment agreement in effect for the employment of Mr. Horne.

Item 8.01  Other Events.

Letter of Intent to Acquire Rebel Crew Films, Inc.

      On September 30, 2005, the Company entered into a non-binding Letter of Intent (the "LOI") to purchase (the "Acquisition") all of the issued and outstanding shares of capital stock of Rebel Crew Films, Inc., a California corporation ("Rebel Crew"). As proposed in the LOI, upon closing the Acquisition, the Company would issue 20 million shares of the Company's common stock (the "Purchase Price") to the shareholders of Rebel Crew as compensation for the issued and outstanding capital stock of Rebel Crew.

      Rebel Crew was founded in 2001 and is currently a distributor of Latino home entertainment products. Rebel Crew has developed its business model to deliver new Latino video content and classic nostalgic Spanish language movies to Spanish speaking consumers.

      From the Purchase Price, 4 million shares would be held in escrow pending satisfaction of certain performance milestones. In addition, from the Purchase Price, 16,666,667 shares will be subject to lock up agreements as follows: (a) 3,333,333 shares will be subject to lockup agreements for one year; (b) 6,666,667 shares will be subject to lockup agreements for two years; and (c) 6,666,667 shares, of which the 4 million escrowed shares are a component, will be subject to lockup agreements for three years. The Company would also undertake to file a registration statement with the Securities and Exchange Commission registering the resale of the shares comprising the Purchase Price within 90 days from the closing date of the Acquisition.


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      In connection with the proposed Acquisition, Jay Rifkin and certain other shareholders of the Company would enter into a voting agreement authorizing Mr. Rifkin to vote the shares of the Company's common stock owned by such parties on certain matters including, but not limited to, amendments to the Company's articles of incorporation, the sale of substantially all the Company's assets, any other material transactions and other matters which may be specified by the parties prior to closing the Acquisition.

      In addition, in connection with the proposed Acquisition, the Company would enter into a three-year employment agreement with Jay Rifkin, whereby Mr. Rifkin would serve as the Company's chief executive officer with an initial salary of $150,000 per year and options entitling Mr. Rifkin to purchase 4.4 million shares of the Company's common stock, granted at the FMV of the Company's common stock on September 30, 2005 and vesting annually over a period of three years from the closing date of the proposed Acquisition.

      Upon closing the proposed Acquisition, the Company's board of directors would consist of five persons. Milton "Todd" Ault, III, former Chairman and Chief Executive Officer of the Company, would designate or elect two of the five board members, which would initially be William B. Horne and Alice M. Campbell, both current Board members. Jay Rifkin would designate or elect three of the five board members, one of which would be Mr. Rifkin. If after the closing the number directors on the Company's Board increases to seven, then Mr. Ault would have the right to designate or elect three of the seven board members and Mr. Rifkin would have the right to designate or elect four of the seven board members

      Pursuant to the terms of the LOI, upon signing the LOI, Jay Rifkin was appointed interim President of the Company. While interim President, Mr. Rifkin is entitled to attend any and all meetings of the Company's Board of Directors. If the LOI is terminated for any reason, if a definitive purchase agreement is not signed by all parties or if the proposed Acquisition is not consummated for any reason, then Mr. Rifkin will immediately resign as interim President of the Company.

Term Sheet to Purchase Loan Receivable of Rebel Holdings, LLC

      Also on September 30, 2005, the Company entered into a Term Sheet (the "Term Sheet") to purchase a $345,435 loan receivable (the "Loan Receivable") of Rebel Holdings, LLC, a California limited liability company ("Rebel Holdings"), in exchange for the issuance to Rebel Holdings of a $345,435 principal amount convertible note (the "Note"). The Loan Receivable constitutes monies loaned by Rebel Holdings to Rebel Crew to pay for operating expenses of Rebel Crew. The proposed Note would have a term of five years from closing, would bear 4.5% simple interest and would be convertible into shares of the Company's common stock at a conversion price of $0.69087 per share. The Company would undertake to file a registration statement with the Securities and Exchange Commission registering the resale of the shares issuable upon conversion of the Note within 90 days from the closing date of the transaction. In addition, the Company would grant Rebel Holdings a first priority lien and grant Rebel Holdings a security interest on all assets of Rebel Crew owned as of the closing date and all assets of Rebel Crew acquired during the term of the Note to secure the obligations of the Company to Rebel Holdings under the Note.

      Consummation of the above transactions is subject to further negotiation of definitive agreements. Accordingly, the Company cannot assure its shareholders that the proposed transactions will be completed.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number                                 Description
--------    --------------------------------------------------------------------
 99.1       Letter of Intent to purchase the outstanding capital stock of Rebel
            Crew Films, Inc. dated September 30, 2005 among Digicorp, Rebel Crew
            Films, Inc. and the stockholders of Rebel Crew Films, Inc.

 99.2       Term Sheet dated September 30, 2005 among Digicorp and Rebel
            Holdings, LLC


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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Digicorp


Dated: October 5, 2005                    By:  /s/ William B. Horne
                                              -------------------------------
                                          Name:    William B. Horne
                                          Title:   Chief Executive Officer


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